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                                  EXHIBIT (11)
           COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE (UNAUDITED)

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                                                         QUARTER ENDED                  YEAR ENDED
                                                         DECEMBER 31,                  DECEMBER 31,
                                                       ---------------               ----------------
(AMOUNTS IN MILLIONS EXCEPT PER SHARE DATA)          1993            1992          1993            1992
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                                                               (restated)                      (restated)

EARNINGS
  Earnings from continuing operations before
   extraordinary item and cumulative effect
   of accounting change                             $  30.7        $  30.5         $  90.7       $  70.1
  Discontinued operations:
   Earnings (loss) from discontinued SDC business
    prior to discontinuance, net of taxes                 -            8.7             (.7)         13.2
   Gain on sale of SDC, net of taxes                   53.6              -            55.7             -
                                                    -------        -------         --------      -------
  Earnings before extraordinary item and
   cumulative effect of accounting change              84.3           39.2           145.7          83.3
  Extraordinary loss on early retirement of
   debt, net of taxes                                  (5.0)             -            (5.0)            -
  Cumulative effect of accounting change,
   net of taxes                                           -              -               -        (205.0)
                                                    -------        -------         --------      -------
  Net earnings (loss)                               $  79.3        $  39.2         $ 140.7       $(121.7)
                                                    -------        -------         --------      -------
                                                    -------        -------         --------      -------

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SHARES
  Weighted average number of common shares
   outstanding                                         35.4           36.1            35.4          36.1
  Additional shares assuming conversion
   of stock options                                      .1              -              .1             -
                                                    -------        -------         -------       -------
  Pro forma shares                                     35.5           36.1            35.5          36.1
                                                    -------        -------         -------       -------
                                                    -------        -------         -------       -------
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FULLY DILUTED EARNINGS PER SHARE
  Earnings from continuing operations before
  extraordinary item and cumulative effect
   of accounting change                             $    .87       $    .84        $   2.55      $   1.94
  Discontinued operations:
   Earnings (loss) from discontinued SDC business
    prior to discontinuance, net of taxes                  -            .25            (.02)          .37
   Gain on sale of SDC net of taxes                     1.51              -            1.57             -
                                                    --------       --------        --------      --------
  Earnings before extraordinary item and
   cumulative effect of accounting change               2.38           1.09            4.10          2.31
  Extraordinary item, net of taxes                      (.14)             -            (.14)            -
  Cumulative effect of accounting change,
   net of taxes                                            -              -               -         (5.68)
                                                    --------       --------        --------      --------
  Net earnings (loss)                               $   2.24       $   1.09        $   3.96      $  (3.37)
                                                    --------       --------        --------      --------
                                                    --------       --------        --------      --------
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